SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Zendesk, Inc.

(Name of Registrant as Specified in Its Charter)

JANA Partners LLC

JANA Special Situations Management, LP

Barry Rosenstein

Quincy Allen

Felicia Alvaro

Jeff Fox

Scott Ostfeld

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

JANA PARTNERS TO SUE ZENDESK TO SET ANNUAL MEETING DATE;

COMMENTS ON CNBC REPORT THAT COMPANY HAS BUNGLED SALE PROCESS

Zendesk’s Stock Price Hits 52-Week Low Underscoring Shareholders Have Lost Confidence
in Board and Management

Urges All Zendesk Shareholders to Hold the Board Accountable by Voting for JANA’s Four Highly Qualified, Independent Director Nominees

NEW YORK – June 8, 2022 – JANA Partners LLC (“JANA”) today announced that it intends to sue Zendesk Inc. (NYSE: ZEN) (“Zendesk” or the “Company”) for the Company’s failure to set a date for its 2022 annual meeting under Delaware General Corporation Law Section 211, which grants shareholders a right of action if a company fails to hold an annual meeting within 13 months of the prior year’s meeting. JANA also commented on today’s CNBC report that a sale process conducted by the Company’s Board of Directors (the “Board”) is unlikely to result in a transaction.

Barry Rosenstein, Managing Partner of JANA, said, “Zendesk’s Board has inflicted significant damage on its shareholders and its incumbent directors must stop hiding from accountability. To protect against further value destruction, shareholders must be given the opportunity to vote on directors who will act in their best interests and restore desperately needed value and credibility.

“It is inexcusable that the Board has yet to set a date for its 2022 annual meeting. Given Zendesk’s 2021 annual meeting was held on May 18, 2021, we intend to take legal action to compel the Company to hold its 2022 annual meeting as promptly as possible if a meeting date is not set before the June 18 deadline. The Board must stop holding Zendesk hostage from its owners.”

In response to today’s CNBC report, Mr. Rosenstein added, “If CNBC’s reporting is accurate, Zendesk shareholders should be furious. This report of a bungled sale process—following the Board’s rejection of real interest in the Company in February to instead pursue the ill-conceived acquisition of Momentive, which was subsequently shunned by more than 90% of Zendesk’s shareholders—would be the latest catastrophic example of the Board’s inability to properly oversee management and the Company. Zendesk’s stock price today hit a new 52-week low, illustrating that shareholders have lost confidence in the Company and further underscoring how desperately change is needed.”

On February 16, 2022, JANA Partners put forward four highly qualified, independent directors who are committed to improving governance and accountability at Zendesk while working to rehabilitate the Company’s damaged relationship with investors. Absent the significant boardroom change JANA has proposed to restore Zendesk’s credibility, JANA believes the Company must be sold.

For more information, please visit https://www.janapartners.com/zendesk.

About JANA Partners LLC

JANA Partners LLC was founded in 2001 by Barry Rosenstein. JANA typically applies a fundamental value discipline to identify undervalued public companies and utilizes shareholder engagement to unlock that value.

Important Information

JANA Partners LLC, JANA Special Situations Management, LP, Barry Rosenstein (“collectively JANA”), Quincy Allen, Felicia Alvaro, Jeff Fox and Scott Ostfeld (collectively and together with JANA, the “Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of WHITE proxy to be used in connection with the solicitation of proxies from the stockholders of Zendesk, Inc. (“Zendesk” or the “Company”) in connection with the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). All stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies, each in connection with the 2022 Annual Meeting, by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying WHITE proxy card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the preliminary proxy statement filed by the Participants with the SEC on March 17, 2022. This document is available free of charge from the source indicated above.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “will,” “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release and the material contained herein that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. JANA disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results.

Contacts:

Media

Nathaniel Garnick/Amanda Shpiner

Gasthalter & Co.

(212) 257 4170

JANA@gasthalter.com

Investors

IR@janapartners.com